Exhibit 99.1

U.S. Auto Parts Reports Second Quarter 2016 Results

CARSON, Calif. - August 8, 2016 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the second quarter ended July 2, 2016. All information and data excludes AutoMD unless specifically noted.

Second Quarter 2016 Financial Highlights vs. Year-Ago Quarter

•	Net sales up 2% to $78.0 million

•	Gross margin increased 320 basis points to 30.4%

•	Net income increased to $1.2 million, or $0.03 per diluted share, compared to a net loss of $0.6 million, or $(0.02), per diluted share

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 129% to $4.0 million

•	Ended the quarter with no revolver debt compared to $8.0 million at July 4, 2015.

Second Quarter 2016 Operational Highlights vs. Year-Ago Quarter

•	Unique visitors increased 3% to 30.2 million

•	Total online orders increased by 8% to 859,000 orders

Management Commentary
“The momentum from Q1 has carried into the second quarter,” said Shane Evangelist, CEO of U.S. Auto Parts. “The continued focus on our higher-margin private label business, coupled with operational efficiencies, led to our second consecutive quarter of GAAP profitability and a 129% year-over-year increase in adjusted EBITDA. We also ended the quarter with no revolver debt and a cash net of revolver debt swing of $9 million from last year. ”

Exhibit 99.1

Second Quarter 2016 Financial Results
Net sales in the second quarter of 2016 increased 2% to $78.0 million compared to $76.4 million in the year-ago quarter. The increase was largely driven by an 16% increase in online marketplace sales to $20.6 million.

Gross profit in the second quarter of 2016 increased 14% to $23.7 million compared to $20.8 million in the year-ago quarter. As a percentage of net sales, gross profit increased 320 basis points to 30.4% compared to 27.2%. The increase in gross margin was primarily driven by a higher mix of private label sales, which were 65% of net sales compared to 60% in the year-ago quarter. The increase was also driven by freight and warehouse supplies savings.

Total operating expenses in the second quarter were $22.1 million compared to $21.2 million in the year-ago quarter. As a percentage of net sales, operating expenses were 28.4% compared to 27.8%.

Net income in the second quarter increased to $1.2 million, or $0.03 per diluted share, compared to a net loss of $0.6 million, or $(0.02) per diluted share in the year-ago quarter.

Adjusted EBITDA in the second quarter of 2016 increased 129% to $4.0 million compared to $1.8 million in the year-ago quarter. As a percentage of net sales, adjusted EBITDA increased 290 basis points to 5.2% compared to 2.3%. The significant increase was driven by the aforementioned improvements in gross margin, partially offset by the aforementioned increases in operating expenses.

At July 2, 2016, cash and cash equivalents totaled $2.1 million compared to $1.5 million at January 2, 2016. The Company also had no revolver debt as of July 2, 2016 compared to revolver debt of $11.8 million at January 2, 2016.

Key Operating Metrics

	Q2 2016	Q2 2015	Q1 2016
Conversion Rate [1]	1.80%	1.79%	1.78%
Customer Acquisition Cost [1]	$7.54	$7.91	$7.73
Unique Visitors (millions) [1]	30.2	29.2	31.4
Number of Orders - E-commerce only (thousands)	544	523	559
Number of Orders - Online Marketplace (thousands)	315	276	322
Total Number of Internet Orders (thousands)	859	799	881
Revenue Capture (% Sales) [2]	84.0%	85.7%	85.5%
Average Order Value - E-commerce only	$109	$112	$106
Average Order Value - Online Marketplace	$71	$71	$72
Average Order Value - Total Internet Orders	$95	$98	$94

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2016 Outlook

U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2015, and Adjusted EBITDA to range between $13.0 and $15.0 million, an improvement from U.S. Auto Parts’ previously issued Adjusted EBITDA outlook.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the second quarter ended July 2, 2016.

The company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Monday, August 8, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13640390

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through August 22, 2016.

Toll-free replay number: 877-870-5176
International replay number: 858-384-5517
Replay ID: 13640390

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision , engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	July 2, 2016			July 4, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$78.00	$0.06	$78.06	$76.41	$0.05	$76.46
Gross profit	$23.70	$0.05	$23.75	$20.82	$0.05	$20.87
	30.4%	83.3%	30.4%	27.2%	100.0%	27.3%
Operating expenses	$22.13	$0.76	$22.89	$21.24	$0.74	$21.98
	28.4%	—%	29.3%	27.8%	—%	28.7%
Income (loss) from operations	$1.57	$(0.70)	$0.87	$(0.42)	$(0.69)	$(1.11)
	2.0%	—%	1.1%	(0.5)%	—%	(1.5)%
Net income (loss)	$1.22	$(0.54)	$0.68	$(0.61)	$(0.41)	$(1.02)
	1.6%	—%	0.9%	(0.8)%	—%	(1.3)%
Adjusted EBITDA	$4.03	$(0.32)	$3.71	$1.76	$(0.32)	$1.44
	5.2%	—%	4.8%	2.3%	—%	1.9%

	Twenty-Six Weeks Ended
	July 2, 2016			July 4, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	158.75	0.12	158.86	152.74	0.11	152.85
Gross profit	48.23	0.11	48.35	42.23	0.11	42.35
	30.4%	91.7%	30.4%	27.6%	100.0%	27.7%
Operating expenses	44.75	1.55	46.30	41.96	1.52	43.47
	28.2%	—%	29.1%	27.5%	—%	28.4%
Income (loss) from operations	3.48	(1.43)	2.05	0.28	(1.40)	(1.13)
	2.2%	—%	1.3%	0.2%	—%	(0.7)%
Net income (loss)	2.75	(1.08)	1.67	(0.42)	(0.91)	(1.34)
	1.7%	—%	1.1%	(0.3)%	—%	(0.9)%
Adjusted EBITDA	8.37	(0.70)	7.67	4.61	(0.61)	4.00
	5.3%	—%	4.8%	3.0%	—%	2.6%

Exhibit 99.1

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	July 2, 2016			July 4, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$1,216	$(535)	$681	$(611)	$(411)	$(1,022)
Depreciation & amortization	1,556	297	1,853	1,484	338	1,822
Amortization of intangible assets	113	8	121	107	8	115
Interest expense, net	242	—	242	272	—	272
Taxes	113	(169)	(56)	(69)	(278)	(347)
EBITDA	$3,240	$(399)	$2,841	$1,183	$(343)	$840
Stock comp expense	$785	$82	$867	$574	$22	$596
Adjusted EBITDA	$4,025	$(317)	$3,708	$1,757	$(321)	$1,436

	Twenty-Six Weeks Ended
	July 2, 2016			July 4, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$2,753	$(1,082)	$1,671	$(424)	$(914)	$(1,338)
Depreciation & amortization	3,100	604	3,704	3,033	723	3,756
Amortization of intangible assets	225	16	241	214	16	230
Interest expense, net	588	—	588	645	—	645
Taxes	146	(351)	(205)	89	(488)	(399)
EBITDA	$6,812	$(813)	$5,999	$3,557	$(663)	$2,894
Stock comp expense	$1,557	$111	$1,668	$1,051	$55	$1,106
Adjusted EBITDA	$8,369	$(702)	$7,667	$4,608	$(608)	$4,000

Exhibit 99.1

The table below represents our earnings per share by segment (in thousands, except for per share data):

	Thirteen Weeks Ended
	July 2, 2016			July 4, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss) per share:
Numerator:
Net income (loss) attributable to U.S. Auto Parts	$1,216	$(282)	$934	$(611)	$(164)	$(775)
Dividends on Series A Convertible Preferred Stock	60	—	60	60	—	60
Net income (loss) available to common shares	$1,156	$(282)	$874	$(671)	$(164)	$(835)
Denominator:
Weighted-average common shares outstanding (basic)	34,753	—	34,753	33,963	—	33,963
Common equivalent shares from common stock options, preferred stock and warrants	5,254	—	5,254	—	—	—
Weighted-average common shares outstanding (diluted)	40,007	—	40,007	33,963	—	33,963
Basic net income (loss) per share	$0.03	$—	$0.03	$(0.02)	$—	$(0.02)
Diluted net income (loss) per share	$0.03	$—	$0.02	$(0.02)	$—	$(0.02)

The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 31, 2016	High End 52 Weeks Ending December 31, 2016

Net income (loss)	$1,655	$3,655
Depreciation & amortization	6,349	6,349
Amortization of intangible assets	437	437
Interest expense, net	1,099	1,099
Taxes	256	256
EBITDA	$9,796	$11,796
Stock comp expense	$3,204	$3,204
Adjusted EBITDA	$13,000	$15,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$78,055	$76,462	$158,861	$152,850
Cost of sales (1)	54,301	55,594	110,515	110,504
Gross profit	23,754	20,868	48,346	42,346
Operating expenses:
Marketing	11,046	11,148	22,536	22,000
General and administrative	4,626	4,484	9,111	8,665
Fulfillment	5,658	4,978	11,696	10,038
Technology	1,438	1,250	2,715	2,538
Amortization of intangible assets	121	115	241	230
Total operating expenses	22,889	21,975	46,299	43,471
Income (loss) from operations	865	(1,107)	2,047	(1,125)
Other income (expense):
Other income, net	11	10	17	33
Interest expense	(251)	(272)	(598)	(645)
Total other expense, net	(240)	(262)	(581)	(612)
Income (loss) before income taxes	625	(1,369)	1,466	(1,737)
Income tax benefit	(56)	(347)	(205)	(399)
Net income (loss) including noncontrolling interests	681	(1,022)	1,671	(1,338)
Net income (loss) attributable to noncontrolling interests	(253)	(247)	(515)	(503)
Net income (loss) attributable to U.S. Auto Parts	934	(775)	2,186	(835)
Other comprehensive loss attributable to U.S. Auto Parts:
Foreign currency translation adjustments	(8)	(12)	(13)	(22)
Total other comprehensive loss attributable to U.S. Auto Parts	(8)	(12)	(13)	(22)
Comprehensive income (loss) attributable to U.S. Auto Parts	$926	$(787)	$2,173	$(857)
Net income (loss) attributable to U.S. Auto Parts per share:
Basic net income (loss) per share	$0.03	$(0.02)	$0.06	$(0.03)
Diluted net income (loss) per share	$0.02	$(0.02)	$0.05	$(0.03)
Weighted average common shares outstanding:
Shares used in computation of basic net income (loss) per share	34,753	33,963	34,625	33,842
Shares used in computation of diluted net income (loss) per share	40,007	33,963	39,655	33,842

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	July 2, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$4,913	$5,537
Short-term investments	77	65
Accounts receivable, net of allowances of $36 and $17 at July 2, 2016 and January 2, 2016, respectively	2,971	3,236
Inventory	44,421	51,216
Other current assets	3,489	2,475
Total current assets	55,871	62,529
Property and equipment, net	17,900	18,431
Intangible assets, net	1,235	1,476
Other non-current assets	1,212	1,320
Total assets	$76,218	$83,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,545	$25,523
Accrued expenses	7,452	7,267
Revolving loan payable	—	11,759
Current portion of capital leases payable	533	521
Other current liabilities	4,174	3,854
Total current liabilities	38,704	48,924
Capital leases payable, net of current portion	10,053	10,168
Deferred income taxes	690	944
Other non-current liabilities	1,677	1,577
Total liabilities	51,124	61,613
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at July 2, 2016 and January 2, 2016	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,888 and 34,137 shares issued and outstanding at July 2, 2016 and January 2, 2016	35	34
Additional paid-in capital	178,279	176,873
Accumulated other comprehensive income	432	440
Accumulated deficit	(154,944)	(157,011)
Total stockholders’ equity	23,806	20,340
Noncontrolling interest	1,288	1,803
Total equity	25,094	22,143
Total liabilities and stockholders’ equity	$76,218	$83,756

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015
Operating activities
Net income (loss) including noncontrolling interests	$1,671	$(1,338)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,704	3,756
Amortization of intangible assets	241	230
Deferred income taxes	(257)	(452)
Share-based compensation expense	1,668	1,106
Stock awards issued for non-employee director service	4	—
Amortization of deferred financing costs	41	41
Gain from disposition of assets	—	(13)
Changes in operating assets and liabilities:
Accounts receivable	265	686
Inventory	6,795	3,142
Other current assets	(1,038)	(142)
Other non-current assets	81	40
Accounts payable and accrued expenses	1,308	(1,258)
Other current liabilities	319	798
Other non-current liabilities	204	(110)
Net cash provided by operating activities	15,006	6,486
Investing activities
Additions to property and equipment	(2,887)	(3,832)
Proceeds from sale of property and equipment	—	13
Cash paid for intangible assets	(125)	(25)
Net cash used in investing activities	(3,012)	(3,844)
Financing activities
Borrowings from revolving loan payable	9,297	7,014
Payments made on revolving loan payable	(21,056)	(10,050)
Proceeds from stock options	536	40
Payments on capital leases	(313)	(131)
Statutory tax withholding payment for share-based compensation	(969)	(438)
Payment of liabilities related to financing activities	(100)	(100)
Net cash used in financing activities	(12,605)	(3,665)
Effect of exchange rate changes on cash	(13)	(22)
Net change in cash and cash equivalents	(624)	(1,045)
Cash and cash equivalents, beginning of period	5,537	7,653
Cash and cash equivalents, end of period	$4,913	$6,608
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$735	$791
Property acquired under capital lease	$211	$368
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$49	$58
Cash paid during the period for interest	564	590